Exhibit 10.17

AIRSPAN NETWORKS HOLDINGS INC.
2009 Omnibus Equity Compensation Plan

Exchanged Restricted Stock Unit Agreement

THIS AGREEMENT is made as of this ____ day of ________________, 202__ by and between the Company and _______________________ (“Participant”).

All capitalized terms in this Agreement shall have the meaning assigned to them in the Airspan Networks Holdings Inc. 2009 Omnibus Equity Compensation Plan (attached hereto as Exhibit I, the “Plan”), except where otherwise defined herein. This Agreement shall be subject to the terms of the Plan.

1. Grant of RSUs. The Company hereby grants to the Participant, as of the below Grant Date, restricted stock units (the “RSUs”) representing a promise to issue the number of shares of common stock of the Company (the “Shares”) set forth below in exchange for the Participant’s restricted stock in accordance with the Business Combination Agreement dated March 8, 2021 by and among the Company, Artemis Merger Sub Corp. and Airspan Networks Inc.

Grant Date:

Vesting Commencement Date:

Number of RSUs:

2. Stockholder Rights. Prior to the issuance of Shares with respect to RSUs, the RSUs shall not have ownership or rights of ownership of any Shares underlying the RSUs. The RSUs may not be sold, assigned, transferred or pledged, other than by will or the laws of descent and distribution, and any such attempted transfer shall be void. Notwithstanding the foregoing, the Participant shall accumulate an unvested right to dividend equivalent amounts on the RSUs if cash dividends are declared on the underlying Shares on or after the Grant Date. Each time a dividend is paid on Shares, the Participant shall accrue an amount equal to the amount of the dividend payable on the Participant’s RSUs as if they were Shares on the dividend record date. The accrued amounts shall be subject to the same vesting, forfeiture and share delivery terms in Section 3 herein as if they had been awarded on the Grant Date. The Participant shall not be entitled to amounts with respect to dividends declared prior to the Grant Date. All dividend amounts accumulated with respect to forfeited RSUs shall also be irrevocably forfeited.

3. Vesting and Forfeiture of the RSUs. Except as provided below, the RSUs shall vest as follows:

Vesting Date	Number of Shares Vested
______, 20__	___

Separation from Service. Upon the Participant’s separation from Service, any remaining unvested RSUs shall cease vesting immediately, and shall be irrevocably forfeited unless vesting is accelerated as provided below.

Death, Disability or Qualifying Separation from Service. In the event the Participant incurs a separation from Service by reason of death, Disability or Qualifying Separation from Service, any remaining unvested RSUs shall vest as of the date of such event.

4. Taxes. The Participant is liable for any federal, state and local income or other taxes (“Tax-Related Items”) upon the receipt of the RSUs, the lapse of restrictions relating to the RSUs or the subsequent disposition of any of the RSUs, and the Participant acknowledges that he or she should consult with his or her own tax advisor regarding the applicable tax consequences. Upon vesting of the RSUs, the Participant shall promptly pay to the Company in cash, and/or the Company may withhold from the Employee’s compensation, all applicable taxes required by the Company to be withheld or collected upon such vesting. Absent a timely election of a withholding method, all withholding shall be accomplished by withholding of Shares that would otherwise be released upon vesting having a Fair Market Value equal to the required withholding amounts for Tax-Related Items.

5. General Provisions.

(a) Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without giving effect to that State’s choice-of-law or conflict-of-law rules.

(b) Agreement is Entire Contract. The Plan is hereby incorporated by reference. This Agreement (and any addendum hereto) and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. To the extent there is a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall prevail. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be binding on all persons having an interest in the RSUs.

(c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(d) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Participant, Participant’s permitted assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

(e)  Consultation with Professional Tax and Investment Advisors. Participant acknowledges that the grant, issuance, vesting or any payment with respect to any RSUs, and the sale or other taxable disposition of the RSUs, may have tax consequences pursuant to the Code or under local, state or international tax laws. Participant further acknowledges that he or she is relying solely and exclusively on his or her own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees, agents or representatives). Finally, Participant understands and agrees that any and all tax consequences resulting from the RSUs and their grant, issuance, vesting or any payment with respect thereto, and the sale or other taxable disposition of the RSUs, is solely and exclusively the responsibility of Participant without any expectation or understanding that the Company or any of its employees, agents or representatives will pay or reimburse Participant for such taxes or other items.

6. Definitions. The following definitions shall be in effect under the Agreement:

(a) Agreement shall mean this Exchanged Restricted Stock Unit Agreement.

(b) Detrimental Activity shall mean, during the term of the Participant’s service with the Company or an Affiliate, (i) the rendering of services for, or direct or indirect ownership of, any organization or business engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company (and for purposes of this clause (i), “ownership” shall not include ownership of less than one percent (1%) of the combined voting power of all issued and outstanding voting securities of a publicly held corporation whose stock is traded on a major stock exchange); (ii) any attempt to directly or indirectly solicit or induce any employee of the Company (or any person who was an employee or consultant to the Company during the six-month period preceding such solicitation or inducement) to be employed or perform services elsewhere; or (iii) any attempt directly or indirectly to solicit the trade or business of any current customer of the Company for similar products or services as provided by the Company to such customer (or entity that was a customer during the six-month period preceding such solicitation).

(c) Disability shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of twelve months or more.

(d) Grant Date shall mean the date of grant of the RSUs as specified in Section 1.

(e) Misconduct shall mean (i) the commission of any act of moral turpitude, fraud, embezzlement or dishonesty by the Participant, (ii) any unauthorized use or disclosure by the Participant of confidential information or trade secrets of the Company (or any Affiliate), (iii) the intentional and continued failure by the Participant substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (iv) any other intentional misconduct by the Participant adversely affecting the business or affairs of the Company (or any Affiliate) in a material manner, whether monetarily or otherwise, or (v) any material breach of the Agreement or any other agreement between the Participant and the Company. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Affiliate) to discharge or dismiss the Participant from the Company or an Affiliate for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or the Agreement, to constitute Misconduct.

(f) Qualifying Separation shall mean an involuntary termination of the holder’s Service with the Company and all Affiliates (or, in the case of a non-employee director, the termination of such individual’s board service on account of being removed from such role or otherwise not being asked to stand for re-election) other than due to the Participant’s Misconduct or Detrimental Activity.

(g) Service shall mean Participant’s performance of services for the Company (or any Affiliate) in the capacity of an employee, a member of the Board, a consultant, independent contractor or an advisor.

Remainder of Page Left Blank Intentionally

Dated: __________________, 20__

AIRSPAN NETWORKS HOLDINGS INC.:

By:
Name:
Title:

participant:

Signature:
Printed Name:
Address:

Exhibit I to Exchanged Restricted Stock Unit Agreement

2009 Omnibus Equity Compensation Plan